EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     On December 1, 2006, Alexza Pharmaceuticals, Inc., or Alexza, Symphony Allegro Holdings LLC, or Holdings, and Symphony Allegro, Inc., or Allegro, entered into a transaction involving a series of related agreements providing for the financing of additional clinical and nonclinical development of AZ-002, Staccato alprazolam, and AZ-004/AZ-104, Staccato loxapine. Pursuant to these agreements, Symphony Capital Partners, L.P. and certain co-investors formed Allegro and invested $50 million to fund additional clinical and nonclinical development of these programs, and Alexza exclusively licensed to Allegro certain intellectual property rights related to these programs. In connection with this transaction, Holdings granted to Alexza an exclusive purchase option that gave Alexza the right, but not the obligation, to acquire all, but not less than all, of the outstanding equity securities of Allegro.
     Prior to the amendments of the terms of the purchase option described below, this purchase option was exercisable at any time from December 1, 2007 to December 1, 2010, at predetermined prices that increased over time and ranged from $67,500,000 starting December 31, 2007 to $122,500,000 through December 1, 2010. The purchase option exercise price was payable in cash or in a combination of cash and Alexza common stock, at Alexza’s sole discretion, provided that the common stock portion may not exceed 40% of the purchase option exercise price, or 10% of Alexza common stock issued and outstanding as of the purchase option closing date.
     On June 15, 2009, Alexza, Holdings and Allegro entered into a series of related agreements, pursuant to which Alexza agreed to amend the terms of Alexza’s option to purchase all of the outstanding equity securities of Allegro to provide that the consideration paid by Alexza upon the exercise of Alexza’s option to purchase all of the outstanding equity securities of Allegro would, instead of the primarily cash consideration described above, consist of (i) 10,000,000 shares of Alexza common stock, (ii) warrants to purchase 5,000,000 shares of Alexza common stock, at an exercise price of $2.26 per share, which represents a 25% premium over Alexza’s 30 trading-day average closing price of $1.81 through June 12, 2009 and (iii) contingent cash payments from Alexza equal to specified percentages of certain upfront, milestone, royalty, profit sharing or similar payments received by Alexza in respect of any agreement or arrangement with any third party with respect to the development and/or commercialization of the AZ-002 and AZ-004/AZ-104. The warrants to purchase 2,000,000 shares issued to Holdings on December 1, 2006 would also be cancelled concurrently with the issuance of these new warrants. Also on June 15, 2009, Alexza notified Holdings of its exercise of the purchase option (“the Transaction”) upon the amended terms described above. On August 26, 2009, Alexza’s stockholders approved and the parties completed the Transaction. These unaudited pro forma condensed consolidated financial statements have been prepared to give effect to Alexza’s acquisition of all of the outstanding equity securities of Allegro and Alexza’s issuance of the consideration described above in connection with the Transaction.
     Since Allegro’s inception of operations in December 2006, Alexza has reported consolidated financial statements that include the financial position and results of operations of Allegro in accordance with the guidance of FASB Interpretation No. 46, Consolidation of Variable Interest Entities. The following unaudited pro forma condensed consolidated balance sheet presents Alexza’s historical consolidated balance sheet after giving effect to the Transaction on June 30, 2009, accounting for the Transaction as an equity transaction, in accordance with the guidance of Financial Accounting Standards Board Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51 (“SFAS 160”), and giving effect to the related pro forma adjustments described in the accompanying notes to these unaudited pro forma condensed consolidated financial statements. The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 are presented after giving effect to the Transaction as if the Transaction had become effective as of January 1, 2008, accounting for the Transaction as an equity transaction and giving effect to the related pro forma adjustments described in the accompanying notes to these unaudited pro forma condensed consolidated financial statements and exclude any one-time charges associated with the Transaction.

     These unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of Alexza that have been filed with the SEC. These unaudited pro forma condensed consolidated financial statements do not attempt to predict or suggest future results and do not necessarily reflect what the historical results of the combined company would have been had the Transaction been completed during this period.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of June 30, 2009
	Historical	Adjustments	Pro Forma
		(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$11,767	$9,392	$21,159
Marketable securities	4,879	—	4,879
Investments held by Symphony Allegro, Inc.	9,392	(9,392)	—
Prepaid expenses and other current assets	634	—	634

Total current assets	26,672	—	26,672
Property and equipment, net	24,347	—	24,347
Restricted cash	400	—	400
Other assets	57	—	57

Total assets	$51,476	$—	$51,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,886	$—	$3,886
Accrued clinical trial expenses	1,565	—	1,565
Other accrued expenses	3,348	5,250	8,598
Current portion of equipment financing obligations	3,087	—	3,087

Total current liabilities	11,886	5,250	17,136
Deferred rent	16,625	—	16,625
Noncurrent portion of equipment financing obligations	1,188	—	1,188
Other noncurrent liabilities	2,600	11,000	13,600
Stockholders’ equity:

Alexza Pharmaceuticals, Inc. stockholders’ equity:
Preferred stock	—	—	—
Common stock	3	1	4
Additional paid-in-capital	260,293	(23,059)	237,234
Deferred share-based compensation	(57)	—	(57)
Other comprehensive income (loss)	(5)	—	(5)

Deficit accumulated during development stage	(233,999)	(250)	(234,249)

Total Alexza Pharmaceuticals, Inc. stockholders’ equity	26,235	(23,308)	2,927
Noncontrolling interest in Symphony Allegro, Inc.	(7,058)	7,058	—

Total stockholders’ equity	19,177	(16,250)	2,927

Total liabilities and stockholders’ equity	$51,476	$—	$51,476

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the Year Ended
	December 31, 2008
	Historical	Adjustments	Pro Forma
	(In thousands, except per share data)
Revenue	$486	$—	$486
Operating expenses:
Research and development	61,565	—	61,565
General and administrative	17,641	—	17,641

Total operating expenses	79,206	—	79,206

Loss from operations	(78,720)	—	(78,720)
Interest and other income, net	2,614	—	2,614
Interest expense	(935)	—	(935)

Net loss	(77,041)	—	(77,041)
Net loss attributed to noncontrolling interest in Symphony Allegro, Inc.	18,591	(18,591)	—

Net loss attributable to Alexza common stockholders	$(58,450)	$(18,591)	$(77,041)

Net loss per share attributable to Alexza common stockholders	$(1.81)		$(1.82)

Shares used to compute basic and diluted net loss per share attributable to Alexza common stockholders	32,297		42,297

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Six Months Ended
	June 30, 2009
	Historical	Adjustments	Pro Forma
	(In thousands, except per share data)
Revenue	$9,514	$—	$9,514
Operating expenses:
Research and development	22,970	—	22,970
General and administrative	8,069	—	8,069
Restructuring charges	2,153	—	2,153

Total operating expenses	33,192	—	33,192

Loss from operations	(23,678)	—	(23,678)
Interest and other income, net	88	—	88
Interest expense	(283)	—	(283)

Net loss	(23,873)	—	(23,873)
Net loss attributed to noncontrolling interest in Symphony Allegro, Inc.	12,419	(12,419)	—

Net loss attributable to Alexza common stockholders	$(11,454)	$(12,419)	$(23,873)

Net loss per share attributable to Alexza common stockholders	$(0.35)		$(0.55)

Shares used to compute basic and diluted net loss per share attributable to Alexza common stockholders	33,052		43,052

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

ALEXZA PHARMACEUTICALS, INC.
SYMPHONY ALLEGRO, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
     These unaudited pro forma condensed consolidated financial statements include estimated adjustments to reflect the issuance of 10,000,000 shares of Alexza common stock, the issuance of warrants to purchase 5,000,000 shares of Alexza common stock, the cancellation of outstanding warrants to purchase 2,000,000 shares of Alexza common stock issued to Holdings on December 1, 2006 and the issuance of certain contingent cash payments to Allegro stockholders to effect the acquisition of all of the outstanding equity securities of Allegro, and the incurrence of transaction costs.
     The pro forma adjustments represent management’s preliminary estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the consideration transferred will be determined after completion of the final analyses to determine the fair values of each component of consideration transferred.
Note 2. Preliminary Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet
Impact to cash and cash equivalents
     Investments held by Allegro consist of money market funds and are restricted to fund the development of AZ-002 and AZ-004/104, and are not available for general corporate expenses. Upon the completion of the Transaction, all investments became available for general corporate expenses and were classified as cash and cash equivalents.
Elements of Consideration Transferred
     The following table outlines the estimated fair value of consideration transferred by Alexza and the computation of the excess consideration transferred over the carrying value of the noncontrolling interest in Allegro:

Description	Fair Value	Note
Consideration transferred:
10,000,000 shares of Alexza common stock	$28,000,000	(1)(6)
Warrant consideration	8,085,000	(2)(6)
Contingent cash payments to Allegro stockholders	16,000,000	(3)

Total consideration transferred	52,085,000
Add: Deficit of noncontrolling interest in Allegro	7,058,000	(4)

Excess consideration transferred over the carrying value of the noncontrolling interest in Allegro	$59,143,000	(5)(6)

(1)	Common stock issuance which results in an increase to common stock or additional paid in capital.

(2)	Warrant issuance and cancellation which results in an increase in additional paid in capital.

(3)	The fair value of the contingent cash payments to be paid to Allegro stockholders is recorded as a current liability of $5,000,000 and a noncurrent liability of $11,000,000.

ALEXZA PHARMACEUTICALS, INC.
SYMPHONY ALLEGRO, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(4)	Upon the completion of the Transaction, the noncontrolling interest in Allegro ceased to exist and was removed from the balance sheet.

(5)	The excess consideration transferred over the carrying value of the noncontrolling interest in Allegro is accounted for as a deemed dividend to the noncontrolling interest and results in a reduction to additional paid in capital.

(6)	The net impact to common stock/additional paid in capital is a decrease of $23,058,000.
Transaction Costs
     The unaudited pro forma condensed consolidated balance sheet also reflects estimated transaction costs of $250,000 that are accounted for as a period cost and presented in other accrued expenses and as an increase to the deficit accumulated during development stage.
Note 3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations
     During the year ended December 31, 2008 and the six months ended June 30, 2009, Alexza reported consolidated statements of operations that included the results of operations of Allegro. All intercompany accounts were eliminated. As a result, there are no changes to the historical loss from operations or net loss.
     The unaudited pro forma condensed consolidated statements of operations reflect the elimination of the loss attributable to the noncontrolling interest in Allegro in computing net loss per share attributable to Alexza common stockholders.
     The shares used to compute the pro forma net loss per share attributable to Alexza common stockholders assumes the 10,000,000 shares issued to the Allegro stockholders were outstanding as of January 1, 2008. The warrants issued in the Transaction have an anti-dilutive effect on the net loss per share attributable to Alexza common stockholders and therefore are excluded from the computation.
     The $250,000 of transaction costs described above in note 2 are considered nonrecurring and therefore are not reflected in the unaudited pro forma condensed consolidated statements of operations.